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                                                                   EXHIBIT 10.41

                        CALL CENTER SERVICES AGREEMENT
            BETWEEN UNITED PARCEL SERVICE OASIS SUPPLY CORPORATION
                           AND RMH TELESERVICES INC.


     This Agreement ("Agreement") is entered into as of July 15, 2001 ("Effective Date") by and between United Parcel Service OASIS Supply Corporation ("UPS") and RMH Teleservices, Inc. ("RMH")(referred together herein, as the "Parties" or separately, as a "Party").

                                    RECITALS

     WHEREAS, UPS is a company that offers its customers a parcel delivery service;

     WHEREAS, RMH is in the business of providing various customer service support services;

     WHEREAS, UPS desires to retain RMH to perform independent contractor services for customer service support and customer service call center functions and RMH agrees to provide such services to UPS according to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, UPS and RMH hereby agree as follows:

     DEFINITIONS.  Defined terms shall have the meanings set forth in Schedule A
     -----------
       (Definitions). Defined terms not appearing in Schedule A shall have the meaning set forth elsewhere in the Agreement.


1.  SERVICE.
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     1.1.  Services Description.  The call center services to be provided by RMH
           --------------------
           under the terms of this Agreement shall consist of (i) handling and resolving inbound UPS-related customer service inquiries, and related services to UPS Customers ("Customer Service Call(s)" or "Call(s)") whose calls are received and routed via the UPS network platform to a customer service call center and (ii) any other services as mutually agreed upon by the Parties. These functions will collectively be referred to as the "Services". The Services shall be offered in English and Spanish with other languages to be added.

     1.2.  Performance Standards.  The Services provided by RMH shall be in
           ---------------------
           accordance with UPS's Policies and Procedures and the performance standards established on Schedule B. RMH agrees to comply with all Policies and Procedures received by it. RMH acknowledges receipt of Policies and Procedures by delivery to the appropriate RMH Authorized Individual. Policies and Procedures and performance standards shall be modified by UPS from time to time at UPS's reasonable discretion and upon notice to RMH. All modifications will be consistent with the Policies and Procedures and performance standards utilized by UPS for its Internal Centers.

     1.3.  Changes to Services. UPS may request RMH to change the Services being
           -------------------
           performed by RMH under this Agreement through a written change request ("Change Request"). RMH shall endeavor in good faith to advise UPS as to the most cost-effective and efficient means of implementing such Change Request. Upon UPS's approval of the costs and ramp-up schedule associated with the Change Request(s), RMH shall implement the Change Request(s) and UPS shall pay the appropriate charges, if any, in accordance with the Change Request agreement(s) of the Parties, as confirmed in a written amendment to this Agreement.

2.  RMH'S OBLIGATIONS.
    -----------------

     2.1.  Implementation Date.  RMH agrees to have all necessary preparation
           -------------------
           measures completed on or before July 15, 2001 or a later date if agreed upon by the Parties (the "Implementation Date"), including, but not limited to, staffing and training, necessary to implement the Services.

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2.2.  Staffing. RMH shall provide all live support necessary to perform the
      --------
      Services at the Handle Minute Forecast and Work Hour Forecast. Upon UPS's thirty day (30) notice to RMH, RMH's customer service support will operate twenty four (24) hours a day, three hundred and sixty-five (365) days a year. RMH shall be solely responsible for hiring, managing, and compensating all CSRs, Supervisors, HR/Recruiters, Center Management and Administrative Personnel necessary to perform the Services. Additionally, RMH will be responsible for performing a background check prior to making a job offer to anyone applying with RMH to perform Services for UPS. UPS reserves the right to audit the selection process. RMH shall determine, and be solely responsible for meeting the appropriate level of CSRs necessary to provide the Services at the Work Hour Forecast as determined in accordance with Paragraph 3.2 and in accordance with the performance standards and Policies and Procedures.

2.3.  Monitoring.  Without prior notice to RMH, UPS shall have the right to
      ----------
      monitor and record on-site at the Centers and to monitor and record remotely outside the Centers, to the extent permitted by law and at UPS's discretion, RMH's CSRs handling Calls and performing Services for UPS. UPS shall share the results of its monitoring upon request by RMH. RMH agrees that it will secure from all employees serving as CSRs under this Agreement written consent (in the form attached hereto as Exhibit A) to be monitored by RMH and UPS

2.4.  Facilities.  RMH shall support the Services at UPS's San Antonio, TX call
      ----------
      center facility. RMH shall support additional UPS call volume at mutually approved RMH call center locations (the UPS San Antonio facility and such other mutually approved locations are hereinafter referred to as the "Centers"). RMH shall be responsible for all costs associated with any decision RMH initiates to open a new call center or consolidate or relocate any RMH Center with the exception that UPS will be responsible for providing equipment and/or software or as set forth herein. UPS must approve any new, consolidated or relocated RMH Center in advance. UPS may, at its sole discretion, shut down any Center facility operated by RMH upon ninety (90) days written notice.

2.5.  Equipment.  RMH shall operate UPS Equipment, UPS Software or UPS
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      Proprietary Software, only as directed by UPS. RMH shall not upgrade, modify or otherwise alter UPS Equipment, UPS Software or UPS Proprietary Software unless and until UPS gives RMH such direction. RMH shall utilize UPS Equipment, UPS Software and UPS Proprietary Software only for the performance of Services for UPS. RMH agrees to make UPS whole for loss or damage to UPS Equipment, UPS Software or UPS Proprietary Software provided by UPS for use in the Centers, to the extent such loss or damage results from negligence or a failure to act or willful misconduct of an RMH employee.

      Except as provided herein to be provided by RMH, UPS shall be solely responsible for and shall bear all costs and expenses with regard to computer hardware and software; equipment, including, but not limited to, telecommunications equipment, hardware and software; furniture; fixtures and supplies required in the efficient performance of the Services. UPS is also responsible for supplying and maintaining all other equipment required for use in the operation of the Centers as hereinafter defined, including, but not limited to stationary supplies, printing supplies, office supplies, janitorial supplies, facilities supplies and other types of equipment. RMH will supply RMH letterhead, photocopier paper, and all other office supplies for their internal use.

      In addition, RMH shall be responsible for contracting for food services.

      Except to the extent of UPS' obligations hereunder, RMH will be responsible for safe-guarding the work area, providing card controlled access, (the cost of which will be borne by UPS) providing a safe work environment, investigating security breaches and taking all commercially reasonable remedial steps. RMH will also be responsible to properly safeguard all equipment and related materials. This is to include UPS Proprietary Software, other UPS Confidential or Proprietary Information and documents, and/or other related systems, phone/communications lines which use or access thereof which could cause loss to UPS. In the instance where equipment is owned by UPS, RMH will ensure all equipment is inventoried and signed for by RMH's authorized representative upon installation and acceptance. At anytime thereafter, RMH retains responsibility and liability for any equipment that is removed, exchanged, or modified, until such time that equipment is signed for by an authorized UPS representative releasing RMH of responsibility. RMH is required to maintain a current equipment inventory listing subject to UPS audit at any time. RMH's liability will include, but not be limited to, the replacement cost of any missing equipment or materials and/or loss due to misuse or unauthorized access or use of any materials, equipment or systems. UPS personnel at all times will comply with RMH's Rules at the Centers.

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           RMH will be responsible for all repairs and maintenance of headsets and amplifiers. UPS will provide 75 new headsets in October 1, 2001 and each year thereafter. Amplifiers will be replaced as needed by UPS, not to exceed 50 new units per year.

3.  UPS OBLIGATIONS.
    ---------------

     3.1.  Operational Coordination. UPS will be responsible for all aspects of
           ------------------------
           routing Customer Service Calls to Centers. For customer service, UPS will provide to RMH schedules for staffing requirements by Work Hour, with the staffing requirements to be modified as necessary by UPS.

     3.2.  Work Hour Forecast.  UPS shall provide RMH with a monthly Work Hour
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           Forecast for a rolling three-month period. UPS may revise the Work
           Hour Forecast at any time prior to fifteen (15) days before the first day of each month. The monthly Work Hour Forecast can increase by up to ten percent (10%), or decrease by up to ten percent (10%), based on the previous month's Work Hour Forecast, taking into account work days and Seasonality.

     3.3.  Customer Communications. UPS shall provide RMH with UPS-approved
           -----------------------
           scripts, UPS product information, and UPS-approved responses to specific consumer requests or objections.

     3.4.  Training. RMH shall be responsible for two (2) weeks of initial
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           classroom training and one week of ABay training for each new CSR hired ("Initial Training"). UPS and RMH agree that changes in the length of new hire training will impact the price and will be negotiated as required.

      3.4.1.  Initial Training. Should UPS require the addition of FTEs over the
              ----------------
              mutually agreed upon baseline FTEs, the Parties will mutually agree upon the amount of additional FTEs needed. The baseline FTEs has been mutually agreed to be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] FTEs as of the date of this Agreement. UPS shall pay for Initial Training for CSRs at a rate of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Initial Training Hour for all new hires over the agreed to baseline full-time equivalent ("FTE") productive CSRs. Under no circumstances shall UPS be responsible for training expenses attributable to Attrition.

      3.4.2.  Ongoing Training. RMH will provide training that consists of an
              ----------------
              average of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] hours per month per FTE CSR during a twelve(12) month period. In the event UPS requires ongoing customer service training to exceed [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] hours per FTE CSR in any given calendar month, UPS shall compensate RMH as set forth in Schedule C, per system hour "Base Rate" Training Hour for each Training Hour exceeding the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] hours per calendar month per FTE CSR.

     3.5.  Equipment and Software.
           -----------------------

      3.5.1.  Technology for the Centers. UPS shall provide all computer
              --------------------------
              hardware and telecommunications equipment ("UPS Equipment"), and computer and telecommunications software ("UPS Software"), as is provided herein. Except as otherwise may be provided herein, UPS shall be solely responsible for and shall bear all costs and expenses with regard to the ownership, leasing and maintenance of such hardware, software and equipment including, but not limited to upgrades, enhancements and add-ons thereto. UPS shall provide RMH with access to UPS' systems applicable to the UPS programs being supported by RMH hereunder.

      3.5.2.  Workforce Management and other Software.  RMH shall utilize the
              ---------------------------------------
              applications systems currently utilized at the Centers and provided by UPS as of the effective date of this Agreement, and shall, in conjunction and cooperation with UPS, work to ensure a continuing smooth interface between the Center and UPS' other operations. The Parties acknowledge and agree that UPS currently utilizes TCS as its workforce management software and is responsible for the licensing and maintenance of such software for its use. In the event that UPS elects to change its internal workforce management software from TCS or employs other technology that will require an upgrade or additional hardware or software, programming, implementation or training in the Centers, UPS will provide such upgrade, additional hardware or software, programming, implementation and training to the Centers at its expense.

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          3.5.3   Third Party Software. RMH will obtain UPS' approval prior to
                  --------------------
                  implementing any third party software, and related documentation, database management systems, data and technical information, in the performance of the Services which RMH will not be able to license to UPS or its designee upon termination of this Agreement as contemplated herein, unless RMH will be able to provide UPS with an alternative that will permit UPS or its designee to continue to perform the applicable systems and Services after termination of this Agreement without degradation of performance levels or reduction in functionality.

          3.5.4   RMH Equipment. RMH will provide personnel computers and email
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                  access for their Center Management and Administrative
                  Personnel at the Center.

     3.6.    UPS Personnel.
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          3.6.1   UPS Operations Team. UPS shall assign UPS technical support
                  -------------------
                  personnel at the UPS Center to work with RMH during the term of this Agreement. UPS shall be responsible for the UPS Operations Team and other UPS personnel, including oversight of UPS's own quality assurance and monitoring efforts, operation of UPS's Equipment, UPS's Proprietary Software and UPS's Software and for costs associated with UPS's management staff. UPS personnel when present in Centers shall observe RMH's safety and security procedures.

     3.7     Telecommunication.  UPS shall provide at their own cost, all
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             telecommunications facilities, including voice and data that are needed to conduct the day to day business of the operation as described. RMH will be responsible for the cost of any telecom facilities that they require for their internal use. UPS will provide, within reason, adequate floor or wall spaces for the termination of these facilities. The design and installation of any RMH voice or data circuit that interconnect to any portion of the UPS voice or data network must be pre-approved by UPS.

4.   PAYMENT PROVISIONS.
     -------------------

      4.1.  Customer Service and Telemarketing Compensation. UPS shall
            -----------------------------------------------
            compensate RMH as set forth in Schedule C.

      4.2.  Weekly Invoices. UPS and RMH agree that invoices for Services will
            ---------------
            be handled in the following manner:

            1. RMH will invoice UPS on a [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] basis for Services rendered during the preceding [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] no later than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] to the UPS site manager. The invoices will include the applicable Base Rate for RMH personnel for each billable hour expended.

            2. All payments are due within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days of receipt of the invoice. Upon receipt of the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] invoice, UPS will process any undisputed invoice through electronic wire transfer to the RMH-designated bank.

            3. If UPS management has any questions or concerns regarding the accuracy of the invoice, every effort will be made to resolve the issue(s) and make any adjustments warranted within twenty-four (24) hours from the time the invoice was originally presented to UPS.

            4. If any items remain in dispute after twenty (24) hours, the reason for the dispute will be documented by UPS in writing and the undisputed amount will be processed for payment.

            5. No subsequent [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] invoices will be delayed as a result of a dispute of a prior [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] invoice.

            6. RMH will make every effort to complete research on any disputed amounts as expeditiously as possible, but no later than ten (10) days after the written explanation of the dispute is received. After any RMH research is complete, any adjustments to an invoice will be made on the next subsequent week's invoice to be presented to UPS.

            7. The UPS Operations Team and RMH Center Management and Administrative Personnel, or their designees, have the responsibility to resolve all disputed amounts within fifteen
                (15) days of receipt of the invoice. Any disputes remaining after such fifteen (15) days will be escalated as provided

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

     4.3.  Taxes. UPS shall be responsible for the payment of sales, use or
           -----
           other taxes now or hereafter imposed on the Services by Federal, state or local governments where such tax is either expressly specified as a liability of a user or the custom is that the user pays such tax.

     4.4.  Pricing Changes. The Parties agree that should minimum wage
           ---------------
           requirements directly impacting the CSRs performing Services under this Agreement increase more than twenty percent (20%) over minimum wage as of the Implementation Date, the Parties will mutually agree to modify RMH's customer service pricing structure set out in Schedule C to cover that

        4.4.1.  Annual Review. Annually in August or September of each year, the
                -------------
                parties will review the UPS requirements in this Agreement and, if mutually agreed by the parties, such contractual items as may be appropriate will be adjusted for future Services (to be implemented on or after the commencement of the next calendar year) to reflect changes in circumstances, including without limitation adjustments in wages, key metrics, Base Rates and other charges, CS center assessments, quality score cards (content and scoring) and other metrics and elements that affect the UPS Business Plan and the Services.

5.  RELATIONSHIP OF THE PARTIES.
    ---------------------------

     5.1.  Independent Contractor. The Parties' relationship to each other in
           ----------------------
           the performance of this Agreement is that of independent contractor. Nothing in this Agreement will place the Parties in the relationship of partners, joint ventures, principal-agent, employer-employee, or joint employer and neither Party will have any right to obligate or bind the other in any manner whatsoever nor represent to third parties that it has any right to enter into any binding obligation on the other's behalf.

        5.1.1. UPS agrees not to terminate, discipline, evaluate or in any manner promise any employee, independent contractor, agent or vendor of RMH any term or condition of employment at the San Antonio, TX call center.

        5.1.2. Both parties agree to comply with all employment laws, including but not limited to Title VII, FLSA, WARN, and state fair employment laws.

     5.2.  RMH Employees. RMH shall be responsible for all staffing and
           -------------
           selection, hiring, firing, disciplinary procedures, and other employee relations matters associated with personnel hired by RMH to perform Services under this Agreement. RMH shall be responsible for all wages, salaries, benefits, workers compensation, unemployment compensation and other amounts due RMH employees, management staff and any other personnel, as well as the withholding of taxes, FICA, and FUTA. UPS shall not have any responsibility for any employee-related tax items and shall be indemnified and held harmless by RMH from any liability, cost or expenses, including any interest, penalties and attorney's fees that may be assessed against or incurred by UPS in connection with RMH's failure to make any such payment. RMH is responsible for all taxes, licenses, permits and other requirements that may be imposed by federal, state or local law on its business.

        5.2.1. UPS shall have the right to require that RMH employees or agents who do not perform in accordance with the standards or UPS requirements in the Agreement above and that employees or agents who flagrantly or repeatedly violate such standards or UPS requirements shall be removed immediately from all performance under this agreement.

        5.2.2. RMH will replace that employee with a person of suitable ability and qualifications. Nothing in this provision shall be deemed to give UPS the right to require RMH to terminate any RMH employee's employment; it is intended to give UPS only the right to request that RMH discontinue using an employee in the performance of the Services.

     5.3.  Employee Indemnification. RMH agrees to indemnify UPS against, and
           ------------------------
           hold it harmless from and against, any claim, action or suit brought for the recovery of damages, losses or payments of any kind whatsoever (including attorneys' fees) arising from, or related to, RMH's failure to make employee-related tax or withholding payments, or related to any matter arising from the employment or discharge from employment of individuals.

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

     5.4.  UPS Competitive Information Until the expiration or termination date
           ---------------------------
           of this Agreement, RMH will not engage in the performance of services similar to the Services on behalf of any parcel delivery company that is not, as of the execution hereof, a current client of RMH, including but not limited to Federal Express, Emery, Airborne, or United States Postal Service, unless it can be demonstrated to UPS in its reasonable judgment acting in good faith that there is no reasonable probability that the UPS Confidential or Proprietary Information can be used to benefit its competitors.

6.  TERM AND TERMINATION.
    --------------------

     6.1. The initial term of this Agreement will commence upon the Effective Date July 15, 2001 and will continue until July 31, 2004 unless terminated earlier pursuant to the provisions of this Agreement. Thereafter, this Agreement will be renewed for additional one year terms unless one Party gives the other Party at least one hundred eighty (180) days written notice of intention to terminate prior to the end of the current term.

     6.2.  Termination for Cause. If either Party defaults in the performance of
           ---------------------
           any material duty or obligation under this Agreement and does not substantially cure such default within thirty (30) days after being given written notice specifying the default, then the Party not in default may immediately terminate the Agreement.

     6.3.  Bankruptcy. If either Party hereto becomes or is declared insolvent
           ----------
           or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other Party may, by giving written notice of such default to such Party, terminate this Agreement as of the date specified in such notice of termination.

     6.4.  Orderly Transition. Upon the termination or expiration of this
           ------------------
           Agreement for any reason, RMH and UPS agree to exercise their best efforts to perform an orderly and efficient transition to a successor provider of Services.

     6.5.  Termination for Convenience. Either Party may terminate this
           ---------------------------
           Agreement for convenience upon one hundred eighty (180) days written notice to the other Party.

     6.6. Should UPS terminate this Agreement pursuant to Section 6.5, UPS shall continue to provide monthly call volumes to RMH with respect to the Agreement during the one hundred and eighty (180) days period following its notice at a level not less than the Work Hour Forecast provided under Paragraph 3.2 and in a volume that will permit RMH to comply with all applicable employment laws. UPS will be responsible for any cost and expense incurred by RMH related to any violation of applicable employment laws in connection with a Termination for Convenience by UPS pursuant to Paragraph 6.5.

7.  UPS PROPERTY/OWNERSHIP OF WORK.
    ------------------------------

     7.1.  Property of UPS. Unless the Parties otherwise agree in writing, any
           ---------------
           property including, but not limited to, documentation, reports, data, training materials or other proprietary information, furnished to RMH by UPS is, and shall remain, the property of UPS.

     7.2.  UPS Proprietary Software. UPS will provide RMH access to UPS
           ------------------------
           proprietary operating system software and applications software ("UPS Proprietary Software") loaded on the equipment to provide Services, and all associated documentation which UPS deems necessary to the provision of Services and will periodically update the same. Ownership of any such software and/or documentation (including, but not limited to all modifications, derivatives, and/or enhancements thereto) provided by UPS to RMH hereunder shall remain the property of UPS (including but not limited to, any copyrights, trade secrets or other intellectual property rights therein.)

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

     7.3   RMH License Grant. With respect to software specifically developed by
           -----------------
           RMH at its cost solely to provide the Services ("Services Software"), RMH hereby grants UPS, for the term of this Agreement and any renewals hereof, a non-transferable, royalty-free, non-exclusive license to use such Services Software and associated documentation only in conjunction with the Services provided by RMH under this Agreement and for no other purposes whatsoever. In the event the Parties agree to extend the Agreement, the term of the license for the Services Software shall be extended accordingly.

     7.4.  Third Party Changes. Subject to the provisions of this Section, in
           -------------------
           the event UPS desires to make or to have a third party make software changes to the RMH equipment, RMH LAN and/or RMH file server, RMH agrees to allow UPS, under RMH's supervision, to install or to have installed at the Centers all such software changes, provided such changes do not invalidate any warranties on the RMH Equipment. UPS' right to such changes is subject to RMH's consent. If approval of the provider of RMH Equipment is required, RMH shall use reasonable efforts to obtain approval and shall provide UPS with a written copy of any approval or disapproval. UPS will be responsible for maintaining any such software changes and RMH shall not be responsible for any failure to meet its obligations under the Agreement in the event that such failure is caused by the UPS-initiated software changes. RMH shall have no legal obligations with respect to the UPS-initiated changes except as set forth in this Section, and, notwithstanding any limitations or exclusions of liability under this Agreement, UPS shall indemnify, defend and hold harmless RMH from and against all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising in any way out of such UPS-initiated changes or the installations thereof. UPS hereby grants RMH, or shall cause the third party to grant to RMH, for the term of this Agreement and any renewals hereof, a non-transferable, royalty-free, non-exclusive license to use such software at its Centers only and only in conjunction with the provision of Services. All such UPS-initiated software changes (except those made to UPS Proprietary Software) shall be the exclusive property of RMH or its licensors, and UPS hereby assigns, and shall cause any third parties contemplated by this Section 8.4 to assign, all right, title and interest in and to such software changes to RMH or its licensors, as applicable.

     7.5.  UPS Modifications. If UPS develops software modifications or
           -----------------
           enhancements to either UPS or RMH Equipment, LAN and/or file servers, UPS shall grant RMH a non-transferable, royalty-free, non-exclusive license to use such software modifications or enhancements at its Centers only and only in conjunction with the provision of Services.

     7.6.  Return of UPS Property.  All copies of any software, databases or
           ----------------------
           documentation owned exclusively by UPS, or containing UPS Confidential or Proprietary Information, shall be returned to UPS immediately upon the termination of this Agreement, it being acknowledged that RMH may retain any software, databases or documentation exclusively owned by RMH, or licensed to RMH by an entity other than UPS, if all UPS Confidential or Proprietary Information is removed from the applicable software, databases and/or documentation.

8.  AUDITS.  RMH will permit UPS, at UPS's expense, to audit any of RMH's
    ------
    systems, documents, processes, data, or reports related to the performance of this Agreement or payments due under this Agreement. Such audits shall be held at a time and place during normal business hours. Any information obtained by UPS pursuant to an audit shall be subject to UPS's obligation to keep such information confidential as more fully set forth in Section 11 hereto.

9.  WARRANTIES AND REPRESENTATIONS.
    ------------------------------

    9.1.   Workmanlike Manner.  RMH warrants to UPS that the Services shall be
           ------------------
           performed in a workmanlike manner and generally in accordance with the specifications and descriptions of such Services as set forth in this Agreement.

    9.2.   RMH Representations and Warranties. RMH warrants and represents that
           ----------------------------------
           it is not currently bound by any other agreements, restrictions or obligations, nor will RMH assume any such obligations or restrictions, which do or would in any way interfere or be inconsistent with the Services to be furnished by RMH to UPS. RMH warrants and represents that the signatory to this Agreement is authorized to enter into this Agreement with UPS in all respects.

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

     9.3.  UPS Representations and Warranties. UPS warrants and represents that
           ----------------------------------
           it is not currently bound by any other agreements, restrictions or obligations, nor will UPS assume any such obligations or restrictions which do or would in any way interfere or be inconsistent with UPS's obligations to RMH under this Agreement. UPS warrants and represents that the signatory to this Agreement is authorized to enter into this Agreement with RMH in all respects. UPS warrants and represents that the UPS Software and UPS Proprietary Software or other intangibles provided by UPS to RMH to utilize in performing the Services will not infringe upon the proprietary rights of any third party.

10. CONFIDENTIALITY/PROPRIETARY INFORMATION.
    ---------------------------------------

     10.1. Confidentiality Agreements. Prior to performing Services on behalf of
           --------------------------
           UPS, RMH and each RMH employee assigned to perform work under this Agreement shall read, understand, adhere to, and sign a Confidentiality and Nondisclosure Agreement (NDA) in the form reviewed and approved by UPS.

     10.2. Agreement to Keep Information Confidential. The Parties agree that
           ------------------------------------------
           any and all confidential information and/or proprietary information relating to past, present and future activities, products, services, business plans, business practices designated as confidential, or information that by its nature is presumed to be confidential ("Confidential Information") (including UPS Customer lists, UPS card numbers, UPS Customer names, addresses and billing data, call detail and/or financial information, information relating to UPS Customers or UPS Customer account information, and/or databases, as well as other material specifically designated by UPS in writing as confidential or proprietary) ("UPS Confidential or Proprietary Information")) furnished or disclosed in the course of this Agreement, or disclosed during the effective period(s) of other Nondisclosure Agreement(s) in effect between the Parties, shall be and remain UPS or RMH property, as the case may be. During the term of this Agreement and for two (2) years thereafter, both Parties agree not to reveal, disclose, divulge, sell, license, exchange, lease or in any other way transfer the other Party's Confidential Information to any third party. Neither Party shall use the other Party's Confidential Information for any purposes other than the Services to be performed hereunder without prior express written permission of the other Party and shall limit its copying of such Confidential Information to such purposes and shall not disclose any such Confidential Information to anyone except its personnel to whom such disclosure is necessary to carry out the purposes of this Agreement. All such personnel shall be appropriately notified that any such disclosure to them is made in confidence and shall be held in confidence. In the event any such Confidential Information must be disclosed by a Party to a third person for the purpose of allowing the Party to provide the Services hereunder, the Party shall, prior to disclosure, obtain the other Party's written permission and if permission is granted, shall obtain from the third person a written agreement regarding the confidentiality and specific use of the Confidential Information, the terms of which shall be substantially identical to those contained herein. Either Party shall forward a copy of such third person's nondisclosure agreement to the other Party upon written request.

     10.3. Non-Confidential Information.  The provisions of Paragraph 10.2 above
           ----------------------------
           shall not apply to information that was previously known to the other Party, free of any obligation to keep it confidential as evidenced by written records, or information that is or has been disclosed in the public domain, through no fault of the other Party, by third persons who are under no obligation of confidence to either UPS or RMH, or information independently developed by the other Party or obtained by a third party. Any combination of Confidential Information disclosed from UPS to RMH or RMH to UPS, shall not be deemed to be within the foregoing exceptions merely because individual portions of such combinations are disclosed or separately known in the public domain or known by the other Party. Either Party may disclose Confidential Information if obligated by Court order or governmental process after providing the other Party with prior notice that Confidential Information is being sought by legal process.

     10.4. Injunctive Relief.  Both Parties acknowledge that the Confidential
           -----------------
           Information under this Agreement constitutes unique, valuable and special trade secret and business information of the respective Parties, and that disclosure of such Confidential Information may cause irreparable injury to UPS or RMH as the case may be. Accordingly, the Parties acknowledge and agree that the remedy at law for any breach of the covenants contained in Paragraph 10.2 of this Agreement may be inadequate, and in recognition, agree that the other Party shall, in addition, be entitled to seek injunctive relief and reasonable attorneys' fees and other court costs and expenses, in the event of a breach or threatened breach of any of the provisions of this Section 10 of this Agreement, which relief shall be in addition to and not in derogation of any other remedies which may be available to the other Party as a result of such breach.

     10.5. Compliance with Law. Either Party may file copies of this Agreement
           -------------------
           with a court or public agency, to the extent necessary to comply with applicable law or regulation, including, without limitation, to comply with mandatory filing under the rules and regulations of the Securities and Exchange Commission and to the extent necessary in connection with review by lending institutions, subject to appropriate confidentiality restrictions and subject to Section 15. The filing Party shall promptly notify the other Party of such requirement

11. INDEMNIFICATION/LIMITATION OF LIABILITY.
    ---------------------------------------

     11.1. RMH Indemnity. Subject to the limitations set forth in Paragraph
           -------------
           11.3, RMH agrees to indemnify, defend and hold harmless UPS, its parent company, subsidiaries, affiliates, employees, agents and assigns from and against all claims, complaints, causes of action, liabilities, judgments, losses, penalties, costs and expenses (including reasonable attorneys' fees of outside counsel) brought by third parties that arise out of or in connection with (i.) its breach of or default of any covenant or provision of this Agreement, (ii.) the acts, errors, representations, misrepresentations, or negligence of RMH, or its officers, employees, affiliates, or agents, or (iii.) violation by RMH of a third party's trade secrets, proprietary information, trademarks, copyright or patent rights in connection with the performance of the Services.

     11.2. UPS Indemnity. Subject to the limitations set forth in Paragraph
           -------------
           11.3, UPS agrees to indemnify, defend and hold harmless RMH, its parent company, subsidiaries, affiliates, employees, agents and assigns from and against all claims, complaints, causes of action, liabilities, judgments, losses, penalties, costs and expenses (including reasonable attorneys' fees of outside counsel) brought by third parties that arise out of or in connection with (i.) its breach of or default of any covenant or provision of this Agreement, (ii.) the acts, errors, representations, misrepresentations or negligence of UPS or its officers, employees, affiliates or agents, (iii.) RMH's compliance with any Policies or Procedures specifically established by UPS, (iv.) UPS's failure to provide products or services to its Customers or any defect or deficiency in any products or services provided by UPS to its Customers, or (v.) violation by UPS of a third party's trade secrets, proprietary information, trademarks, copyright or patent rights in connection with the performance of its obligations under this Agreement.

     11.3. Limitations on Liability. Neither party shall be liable to the other
           ------------------------
           for any indirect, incidental, consequential, exemplary, punitive or special damages, arising out of or related to this Agreement including, without limitation, damages for loss of business profits, business interruption, loss of business information, and the like, even if such party has been advised of the possibility of such damages. This Paragraph 11.3 shall not apply to either party's (a) ability to obtain injunctive or other equitable relief, (b) confidentiality obligations under Section 10.

     11.4. Limitations on Warranties. This Agreement contains the only
           -------------------------
           warranties, express or implied, made by either party. Any and all other warranties, express or implied, are expressly excluded and declined. Each party disclaims any implied warranties, promises and conditions of merchantability, fitness for a particular purpose, whether as to the services or any deliverables.

12. INSURANCE.  RMH shall maintain during the term of this Agreement all
    ---------
    insurance and/or bonds required by law and as set forth herein, including but not limited to: (i.) Workmen's Compensation Insurance as prescribed by the law of the state in which the Services are performed; (ii.) Employer's Liability Insurance with limits of at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for each occurrence; (iii.) Comprehensive General Liability Insurance and, if the use of automobiles is required, comprehensive automobile liability insurance for owned, hired and non-owned automobiles, with limits of at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] combined single limit for bodily injury, death, and property damage; (iv.) Professional Liability and Errors and Omissions Insurance covering RMH and UPS against damages caused by RMH of at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per occurrence; and (v.) Fidelity bond coverage, covering acts of employee dishonesty of at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per incident; (vi.) such other "umbrella" and "excess" policy coverage which RMH or its parent corporation may have in effect from time to time to cover the actions of RMH, its employees and agents. UPS is to be named additional insured for the purposes of this Agreement as its interests may appear. RMH shall, prior to the start of work, furnish certificates or adequate proof of the foregoing insurance. Further, RMH will ensure that each such certificate shall state that the insurance will not be canceled or modified unless UPS is given thirty (30) days prior notice of such modification or cancellation.

13. INTELLECTUAL PROPERTY.
    ---------------------

     13.1. No License. Except as expressly provided in this Agreement, nothing
           ----------
           in this Agreement shall be deemed to grant a Party any license, sublicense, copyright interest, proprietary right or other claim against or interest in the other Party's copyrights, patents, or other intellectual property.

     13.2. Use by Employees. Neither Party will use, or permit their respective
           ----------------
           employees, agents and subcontractors to use, the trademarks, service marks, logos, trade names or other proprietary designations of the other Party, or the other Party's affiliates, whether registered or unregistered, except in performance of the Services and obligations under this Agreement, and with such other Party's prior written consent.

14. PUBLICITY AND USE OF RMH's AND/OR UPS's NAME.  The Parties agree that they
    --------------------------------------------
    will not make, and they will prevent any of their subcontractors from making, without the prior written consent of the other Party, any news release or public announcements which would confirm or deny the existence or the terms and conditions of all or any part of this Agreement or any discussions or negotiations culminating herein, or the fact or nature of their participation hereunder, or any phase of any Services provided or activity conducted hereunder including, but not limited to, such information as the location of Centers, number of CSRs, and related Center Management and Administrative Personnel or any other information, whether or not Confidential or Proprietary Information, which would relate to or reflect on the nature or quality of the Services or obligations provided pursuant to this Agreement. RMH represents that it will not make a public filing mentioning this Agreement unless such filing is mandatory under the Securities and Exchange Commission Rules and Regulations. In the event RMH is required under Securities and Exchange Commission Rules and Regulations to make a mandatory public filing which will mention UPS or this Agreement, RMH shall immediately notify UPS and RMH shall seek confidential treatment from the Securities and Exchange Commission for any attachment to such mandatory filing. Violation of this Paragraph shall be considered a material breach and cause for termination under Section 6.

15. FRAUD PROCEDURES. RMH shall use reasonable efforts to take the following
    ----------------
    measures to help minimize fraud:

     15.1. Destruction of Notes.  Destroy all CSR notes used at the Centers
           --------------------
           periodically as directed by UPS;

     15.2. Investigation. Give UPS reasonable and appropriate assistance in the
           -------------
           investigation of fraud by an RMH employee and RMH will bear the investigation, restitution, and recovery costs involved in any proven cases of fraud;

     15.3. Paperless Environment. Make reasonable efforts to establish and
           ---------------------
           implement a standard operating procedure for maintaining a paperless environment absent exigent circumstances;

     15.4. Control Recordation of Authorization Codes. Establish and implement a
           ------------------------------------------
           standard operating procedure to control the recordation of customer authorization codes in any media except as jointly agreed upon by UPS and RMH to support the delivery of Services and absent exigent circumstances; and

     15.5. Periodic Reviews. Allow UPS to make periodic reviews of RMH's fraud
           ----------------
           procedures, as such procedures relate to fraud control hereunder.

16. FORCE MAJEURE.
    -------------

     16.1. Force Majeure. Neither Party shall be liable for a failure or delay
           -------------
           in performance of its obligations hereunder by reason of any circumstance which is caused by an act of God, or other factors beyond its reasonable control, including labor disputes, where such delay or failure could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the Party through the use of alternate sources, work-around plans, or other means. During a force majeure occurrence, the non-performing Party shall be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. The failure or a delay of an equipment vendor shall not be considered beyond the control of a Party. If either Party becomes aware of any such factor that would cause a delay or failure in performance, it shall immediately notify the other Party of the existence of such factor and probable length of continuation thereof, and no Party's failure or delay in performance will be excused under this Section before such notice is provided.

17.  DISPUTE RESOLUTION PROCEDURES. In the event of a dispute under this
     -----------------------------
     Agreement, other than a dispute related to the release of Confidential or Proprietary Information, the Parties agree to take the following steps to resolve the dispute:

     17.1. RMH's Center Management and Administrative Personnel and UPS's Operation Team will make good faith efforts to resolve the matter before forwarding the matter to the next level;

     17.2. If the matter is not resolved within 30 days by the respective teams under Section 17.1, the matter will then be referred to the respective Authorized Individuals named in Schedule D;

     17.3. If the matter is not resolved within 14 days by the Authorized Individuals under Section 17.2, the matter shall be referred to the most senior Authorized Individuals for UPS and RMH.

18.  GOVERNING LAW. This Agreement shall be interpreted, construed and governed
     -------------
     by the laws of the State of Georgia without regard to its conflict of law provisions.


19.  IMMIGRATION LAWS COMPLIANCE.
     ---------------------------

     19.1. RMH warrants, represents, covenants and agrees that it will not knowingly assign to perform Services under this Agreement any individual who is an unauthorized alien under the Immigration Reform and Control Act of 1986 or its implementing regulations.

     19.2. In the event any RMH personnel performing Services under this Agreement, or other individual(s) providing Services to UPS on behalf of RMH under this Agreement, are discovered to be unauthorized aliens, RMH will immediately remove such individuals from performing Services and replace such individuals with individuals who are, to RMH's knowledge, not unauthorized aliens.

20.  NO ASSIGNMENT. This Agreement may not be assigned by any Party by operation
     -------------
     of law, or otherwise, except with the prior written consent of the other Party. Neither Party shall voluntarily or by operation of law assign, sublicense, transfer, encumber or otherwise dispose of all or any part of its interest in this Agreement without the prior written consent of the non-assigning Party. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. A change in the controlling interest of a Party shall not be deemed an assignment for purposes of this section except if the holder of such controlling interest is a competitor of UPS, its parent, subsidiaries or affiliates. Notwithstanding the foregoing, either Party may assign, sublicense or transfer its rights and obligations hereunder to an adequately capitalized affiliate or subsidiary to which its relevant operations and assets are transferred and which is not a competitor of UPS, its parent, subsidiaries or affiliates.

21.  NOTICES.  Any notice, consent, approval, election or other communication
     -------
     provided for in this Agreement shall be in writing and shall be either (i) personally delivered, (ii) sent by reputable overnight courier service (charges prepaid), or (iii) sent via facsimile (with confirmation of transmission) to the addresses listed below. The Parties agree that this Section does not apply to regular operational communications:

               If to UPS:

     United Parcel Service OASIS Supply Corporation
     55 Glenlake Parkway, NE
     Suite 200
     Attention: Betty Schmitz
     Atlanta, Georgia 30328
     Facsimile: 404-828-6777

               With copies to:

     United Parcel Service OASIS Supply Corporation.        United Parcel Service OASIS Supply Corporation.
     55 Glenlake Parkway, NE                                55 Glenlake Parkway, NE
     Suite 200                                              Attention: Legal Department
     Attention: Linda Skyrme                                Atlanta, Georgia 30328
     Atlanta, Georgia 30328
     Facsimile: 404-828-6777

               If to RMH:

     RMH Teleservices, Inc.
     40 Morris Avenue
     Bryn Mawr, PA 19010
     Attention:  Scot Brunke
     Facsimile: (610) 520-5354

               With copies to:

     RMH Teleservices, Incorporated
     Wolf, Block Schorr & Solis-Cohen
     1650 Arch Street
     Philadelphia, PA 19103
     Attention: Jay Dubow, Esq.
     Facsimile: (215) 977-2334

     Any Party may change the address, person or facsimile number to which its communications are sent by giving notice as provided for herein.

22.  NO WAIVER. The failure of either Party in any one or more instances to
     ---------
     insist upon strict performance of any of the terms and provisions of this a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms, provisions or options on any future occasion.

23.  HEADINGS. The Section headings and numerical divisions contained in this
     --------
     Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement. The use of the words "shall" and "will" are intended by the Parties to have the same meaning throughout this Agreement.

24.  SEVERABILITY. If any of the provisions of this Agreement shall be invalid
     ------------
     or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Parties shall be construed and enforced accordingly.

25.  ENTIRE AGREEMENT, AMENDMENTS, MODIFICATIONS, THIRD PARTY BENEFICIARIES AND
     --------------------------------------------------------------------------
     SURVIVAL.
     --------

     25.1.  Entire Agreement. This Agreement shall become binding when executed
            ----------------
            by both Parties. This Agreement constitutes the entire Agreement between UPS and RMH with respect to the subject matter hereof and supercedes any previous agreements or understandings with respect to that subject matter.

     25.2.  Modification. This Agreement shall not be amended or modified in any
            ------------
            manner, except by an instrument in writing signed by duly authorized representatives of each of the Parties hereto.

     25.3.  No Third Party Beneficiaries. Except as specifically provided
            ----------------------------
            herein, no person not a Party hereto shall have any interest herein or be deemed a third party beneficiary hereof. This Agreement shall not provide any person or entity not a Party to this Agreement with any remedy, claim, liability, reimbursement, cause of action or other right in addition to those existing without reference to this Agreement.

     25.4.  Survival. Those provisions of this Agreement that require
            --------
            performance or impose obligations that extend beyond the terms of this Agreement shall survive any termination or expiration of the Agreement.

26.  ORDER OF PRECEDENCE.  In the event of an inconsistency between or among the
     -------------------
     textual provisions of the Agreement and/or the Schedules, the inconsistency shall be resolved by giving precedence in the following order:

                    1. Text of Agreement

                    2. Schedules to the Agreement

27.  COMPLIANCE WITH LAW.
     --------------------

     27.1.  RMH Compliance.  At all times during the term of this Agreement, RMH
            --------------
            shall fully comply, and be and remain in compliance, with all applicable laws, rules and regulations, and the terms of this Agreement relating to or affecting the performance of its obligations hereunder, including, but not limited to, the federal Telephone Consumer Protection Act and all state equivalent laws, along with laws related to employment of labor, hours of labor, working conditions, payment of wages, and payment of taxes, such as unemployment, social security and other payroll taxes, and shall secure and maintain in full force and effect all licenses, permits and authorizations necessary for the performance of its obligations hereunder. Additionally, RMH will fully comply with any requirements imposed upon UPS by any regulatory body or court, whether by Order, Judgment, Settlement or Consent Decree, as regards the Services.

     27.2.  UPS Compliance.  At all times during the term of this Agreement, UPS
            --------------
            shall fully comply, and be and remain in compliance with all applicable laws, rules and regulations, and the terms of this Agreement relating to or affecting the performance of its obligations hereunder, and shall secure and maintain in full force and effect all licenses, permits and authorizations necessary for the performance of its obligations hereunder.

     27.3.  Notification. Each Party shall immediately notify the other Party in
            ------------
            writing of the commencement or threatened commencement of any action, suit or proceeding, and the issuance or threatened issuance of any order, writ, injunction or decree, involving its activities under this Agreement.

28.  SUBCONTRACT FLOW-DOWN.  RMH agrees to comply with the following Federal
     ---------------------
     Acquisition Regulation (FAR) clauses, to the extent that they are applicable, which are incorporated in this Agreement by reference to implement provisions of United States laws or Executive Orders.

     28.1 FAR clauses applicable to all contracts:
               (1)  48 CFR 52.222-26, Equal Opportunity (E.O. 11246);
               (2) 48 CFR 52.222-35, Affirmative Action for Special Disabled and Vietnam Era Veterans (38 U.S.C. 4212(a)); and
               (3) 48 CFR 52.222-36, Affirmative Action for Handicapped workers (29 U.S.C. 793)

     28.2 Notwithstanding any other clause of this Agreement, RMH is not required to include any FAR provision or clause, other than those listed in (a) above, to the extent they are applicable (and as may be required by an addenda to this paragraph to establish the reasonableness of prices under FAR Part 15), in a subcontract at any tier for commercial items or commercial components. Commercial item, as used in this clause, has the meaning contained in the clause at 48 CFR 52.202-1, Definitions.

     28.3 FAR clauses applicable to certain contracts as specified in each clause:
               (1) 48 CFR 52.203-6, Restrictions on Subcontractor Sales to the Government, with Alternate I (41 U.S.C. 253g and 10 U.S.C.
                    2402);
               (2) 48 CFR 52.219-8, Utilization of Small Business Concerns and Small Disadvantaged Business Concerns (15 U.S.C. 637(d)(2) and (3));
               (3) 48 CFR 52.219-9, Small, Small Disadvantaged and Women-Owned Small Business Subcontracting Plan (15 U.S.C. 637(d)(4));
               (4) 48 CFR 52.222-37, Employment Reports on Special Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212); and
               (5) 48 CFR 52.222-41, Service Contract Act of 1965, as Amended (41 U.S.C. 351, et seq.)

     28.4 RMH shall include the terms of this clause, including this Paragraph (28.4) in subcontracts awarded under this Agreement.



     IN WITNESS WHEREOF, the Parties have executed this Agreement through their authorized representatives.

    RMH TELESERVICES, INC.                         UNITED PARCEL SERVICE
                                                 OASIS SUPPLY CORPORATION

/s/ Paul J. Burkitt                          /s/ Betty M. Schultz
-------------------------------              -------------------------------
Signature                                     Signature

    Paul J. Burkitt                              Betty M. Schultz
-------------------------------              -------------------------------
Name                                           Name

EVP Sales & Marketing                          VP and General Manager
-------------------------------              --------------------------------
Title                                           Title

                        List of Schedules and Exhibits


Schedule A -   Definitions
Schedule B -   Performance Standards
Schedule C -   Pricing
Schedule D -   Authorized Individuals
Exhibit  A -   Consent Form
Exhibit  B -   Cost Model

                                  Schedule A

                                  DEFINITIONS
                                  -----------

Terms appearing in initial capital letters shall have the meaning set forth in this Schedule and/or as elsewhere set forth in the Agreement.
  "ABay" shall mean a type of training that is split between "classroom" work and time the CSR or is plugged into the ACD making or handling calls.
  "ACD" shall mean automatic call distribution equipment.
  "Agreement" means this Agreement for provision of Call Center Services between United Parcel Service OASIS Supply Corporation and RMH Teleservices, Inc., including the principal agreement and all Schedules and Exhibits.
  "Attrition" shall mean the loss of CSRs that results from normal business events such as voluntary terminations, involuntary terminations, internal promotions, internal demotions and retirements.
  "Authorized Individuals" shall be those individuals identified in Schedule D "Center Management and Administrative Personnel" shall mean RMH personnel responsible for directing the activities of Centers.
  "Customer " or "UPS Customer" shall mean a current or potential customer of
    UPS.
  "Customer Service Representative" or "CSR" shall mean an employee, agent or independent contractor of RMH who has responsibility for providing Customer Services at the Centers in accordance with the terms of this Agreement.
  "HR Recruiter" shall mean an employee or independent contractor of RMH who has responsibility for the recruitment of employee's to fill open positions at the Center.
  "Internal Centers" shall mean UPS's own customer service and telemarketing call centers.
  "LAN" shall mean local area network.
  "Parties" shall mean UPS, Inc. and RMH Teleservices, Inc.
  "Policies and Procedures" means the UPS Policies and Procedures for performing telemarketing and customer service.
  "Schedule Adherence" shall mean a comparison of actual CSRs versus planned
    CSRs at each 1/4-hour time period.
  "Seasonality" shall mean those periods where Services decrease due to the holiday season, resulting in a reduced number of working days during the holiday season months.
  "Segment" shall mean a specified type of Customer Service Call.
  "Supervisor" shall mean an employee or independent contractor of RMH who has responsibility for first line supervision of CSR's.
  "System Hour" shall mean hours for which CSRs logged into the UPS system or switch providing service to UPS or its customer or available to provide such services.
  "Talk Time" shall mean the time involved in handling a call, starting when a Call is seized by a CSR and ending when the Call is released by a CSR or is otherwise disconnected as measured by the ACD.
  "Training Hour" shall mean the time a CSR or is in UPS- specific training.
    The term "Training Hour" does not include time spent by a CSR in Initial Training, logged onto the system, scheduled breaks, means, on sick leave, disability leave, family leave, vacation, jury duty or military service.
  "Unavailable Time" shall mean the total time, in seconds, a CSR was logged in to the ACD but unavailable to take Calls.
  "Work Hour or System Hour" shall mean each hour that a CSR is logged onto the system making a Call or waiting to make a Call as measured by the ACD. The term "Work Hour" does not include time spent by a CSR in ongoing training, meetings, pre-shift meetings, scheduled breaks, unscheduled breaks, Unavailable Time, meals, on sick leave, disability leave, family leave, vacation, jury duty or military service.
  "Work Time" shall mean time spent by a CSR performing follow-up work on a Call
    (account notation, etc.), as measured by the ACD. During Work Time, a CSR is signed onto the ACD in the Work Time state and is not available to answer a Call. The average of Work Time per Call Handled shall be known as "Average Work Time" ("AWT') and shall be calculated by dividing total Work Time by total Calls Handled.

                                  SCHEDULE B

                             Performance Standards
                             ---------------------

                          Domestic Quality Scorecard


             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

Privileged and Confidential - Information contained herein is for the use of intended personnel only. You are hreby notified that any use of information by other than the intended personnel is strictly prohibited. If you are not the intended recipient of this information, immediately return it to the appropriate personnel

                        International Quality Scorecard

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

Privileged and Confidential - Information contained herein is for the use of intended personnel only. You are hereby notified that any use of information by other than the intended personnel is strictly prohibited. If you are not the intended recipient of this information, immediately return it to the appropriate personnel.

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                                   SCHEDULE C

                                    Pricing
                                    -------

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

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

                                  SCHEDULE  D

                             Authorized Individuals
                             ----------------------

Authorized Individuals may be changed by a Party at any time pursuant to the Notice Provisions in Section 21.

RMH Authorized Individuals

John Fellows       CEO
Bob Berwanger      COO
Scot Brunke        CFO
Paul Burkitt       EVP Sales & Marketing
Jim McGrath        SVP Operations


United Parcel Service OASIS Supply Corporation. Authorized Individuals

Betty Schmitz      Vice President Corporate Customer Service Centers
Keith Barbier      Operations Manager
Jim Daniels        Support Services Manager
Roberta Declusin   Operations Manager
Leonard Powell     Finance Manager
Linda Skyrme       Vendor Manager

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